EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2016

Company	Where Incorporated or Organized
ABM INDUSTRIES INCORPORATED	Delaware
(*) ABM Onsite Services, Inc.	Delaware
ABM Janitorial Services – Mid-Atlantic, Inc.	California
ABM Janitorial Services – Northeast, Inc.	California
ABM Janitorial Services – South Central, Inc.	California
Servall Services Inc.	Texas
ABM Janitorial Services – Southeast, LLC	California
ABM Industrial Services, Inc.	Delaware
ABM Onsite Services -Midwest, Inc.	Delaware
ABM Onsite Services - West, Inc.	Delaware
ABM Facility Services, Inc.	California
ABM Parking Services, Inc.	California
ABM Security Services, Inc.	California
OneSource Facility Services, Inc.	Delaware
Diversco, Inc.	South Carolina
Southern Management ABM, LLC	Delaware
ABM Healthcare Support Services, Inc.	Michigan
Air Serv Corporation	Georgia
Air Serv Facility Services, Inc.	Georgia
Omni Serv Limited	England
IFM Capital Ltd.	Bermuda
ABM Group UK Limited	England
ABM Facility Services UK Limited	England
ABM Facility Services Scotland Limited	England
Eclipse Contract Cleaning Limited	Scotland
GBM Services (Civic) Limited	England
BRBIBR Limited	England
8Solutions Limited	England
Westway Services Holdings (2014) Ltd.	England
Westway Services Holdings (2010) Ltd.	England
Westway Services Limited	England
ABM Onsite Services - Canada ULC	Canada
ABM Facility Solutions Group, LLC	Delaware
ABM Building & Energy Solutions, Inc.	Delaware
ABM Building Solutions, LLC	Delaware
ABM Building Services, LLC	Delaware
ABM Electrical Network, Inc.	Delaware
ABM Electrical Power Solutions, LLC	Delaware
ABM Electrical Power Solutions, LLC	Delaware
ABM Electrical & Lighting Solutions, Inc.	Delaware
ABM Electrical & Lighting Services, LLC	Delaware
ABM Facility Support Services, LLC	Delaware
ABM Health, Inc.	Massachusetts
ABM Government Services, LLC	Kentucky
ABM Franchising Group, LLC	Delaware
GreenHomes America, LLC	Delaware
IFM Assurance Company	New York

*Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.